Exhibit 99.1

                          ABRAXAS PETROLEUM CORPORATION
                            www.abraxaspetroleum.com
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                 Abraxas Reports Third Quarter 2006 Results with
            Six Consecutive Quarters of Production Growth including a 25% Increase in Daily Production over Third Quarter 2005

SAN ANTONIO (Nov. 6, 2006) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the quarter and nine months ended September 30, 2006 and provided an operational update.

Daily production from the third quarter of 2006 increased 3% over the second quarter of 2006 marking six consecutive quarters of production growth.

Results for the quarter ended September 30, 2006 included:

     o   Production of 2.0 Bcfe, a 25% increase over Q3 2005;
     o Realized gas price of $5.43, a 33% decrease from Q3 2005 realized price of $8.15;
     o   Revenue of $13.2 million, a 7% decrease from Q3 2005;
     o   EBITDA (a) of $9.3 million, an 8% decrease from Q3 2005; and
     o   Cash flow (a) of $4.8 million, a 23% decrease from Q3 2005.

Results for the nine months ended September 30, 2006 included:

     o Production of 5.8 Bcfe, a 36% increase over the same nine-month period of 2005;
     o Revenue of $39.8 million, a 26% increase over the same nine-month period of 2005;
     o EBITDA (a) of $27.9 million, a 38% increase over the same nine-month period of 2005; and
     o Cash flow (a) of $15.4 million, a 53% increase over the same nine-month period of 2005.
         (a) see reconciliation of non-GAAP financial measures below.

Net earnings in the third quarter of 2006 were $589,000, or $0.01 per share, compared to net earnings in the same quarter of 2005 of $3.8 million, or $0.09 per share, from continuing operations. Net earnings for the nine months ended September 30, 2006 were $2.8 million, or $0.07 per share, as compared to net earnings during the same nine-month period of 2005 of $2.8 million, or $0.07 per share, from continuing operations. Continuing operations represent financial and operating results from operations in the U.S. only as all of Grey Wolf Exploration Inc.'s historical performance and results are treated as discontinued operations as a result of the sale of Grey Wolf shares owned by Abraxas in Grey Wolf's initial public offering that closed on February 28, 2005. Abraxas currently owns less than 1% of the outstanding capital stock of Grey Wolf.

"I am pleased to announce that we continue to deliver our shareholders quarter over quarter production growth. We have achieved a 29% CAGR (compounded annual growth rate) since the first quarter of 2005. All of the production increases have been achieved exclusively through the drill bit, as we continue to explore and exploit the many opportunities that we have identified on our existing leasehold. Looking forward to 2007, we are currently in the process of preparing our capital expenditure budget and plan to announce the same in conjunction with our 2007 production and cost guidance before the end of November," commented Bob Watson, Abraxas' President and CEO.

Operations
In the Oates SW Field of West Texas:
     o The La Escalera #5-1, a Lower Wolfcamp test, is scheduled to be fracture stimulated during the 4th quarter;
     o The Hudgins #37-1H, a horizontal Devonian re-entry, has been placed on gas lift to further evaluate its natural productive capabilities; and
     o The Manzanita State #1H, a horizontal Devonian re-entry, has been cleaned out and the lateral is currently scheduled to begin drilling in early 2007.

Abraxas owns a 100% working interest in all of the above-mentioned wells.

Conference Call Abraxas invites you to participate in a conference call on Monday, November 6th, at 2:00 p.m. CT to discuss the contents of this release and respond to questions. Please dial 1.800.510.9691, passcode 34022891, 10 minutes before the scheduled start time, if you would like to participate in the call. The conference call will also be webcast live on the Internet and can be accessed directly on the Company's website at www.abraxaspetroleum.com under the Investor Relations section. In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company's website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas' future natural gas and crude oil production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com




                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)

                                                             Three Months Ended                   Nine Months Ended
(In thousands except per share data)                            September 30,                       September 30,
                                                     ------------------------------------   ------------------------------
                                                           2006                2005              2006             2005
                                                     ----------------    ----------------   --------------   -------------

Financial results:
-------------------------------------------------
Revenues                                             S        13,216     $        14,164    $      39,825     $    31,613
EBITDA (a)                                                     9,264              10,028           27,854          20,249
Cash flow (a)                                                  4,851               6,336           15,406          10,053
Earnings from continuing operations                              589               3,783            2,792           2,810
Earnings per share from continuing operations -
   basic                                             $          0.01     $          0.09    $        0.07     $      0.07
Weighted average shares outstanding - basic                   42,584              40,962           42,550          38,478

Production per day:
-------------------------------------------------
Crude oil (Bbl)                                                  567                 487              549             532
Natural gas (Mcf)                                             18,752              14,848           18,044          12,554
Mcfe                                                          22,157              17,769           21,335          15,745

Realized prices (net of hedge impact):
-------------------------------------------------
Crude oil (Bbl)                                      $         66.62     $         60.24    $       64.24     $     51.95
Natural gas (Mcf)                                               5.43                8.15             5.89            6.75
Price per Mcfe                                                  6.30                8.46             6.63            7.14

Expenses:
-------------------------------------------------
Lease operating ($ per Mcfe)                         $          0.92     $          1.10    $        0.92     $      1.11
Production taxes (% of revenue)                                 7.9%                8.5%             7.8%            9.6%
General and administrative, excluding
stock-based compensation ($ per Mcfe)                           0.41                0.58             0.50            0.70
Cash interest ($ per Mcfe)                                      2.16                2.24             2.14            2.36
D/D/A ($ per Mcfe)                                              1.78                1.29             1.85            1.31
-------------------------------------------------

     (a) See reconciliation of non-GAAP financial measures below.

     Note: The above results exclude impact from Grey Wolf Exploration Inc.


                               BALANCE SHEET DATA

       (In thousands)                                 September 30, 2006            December 31, 2005
                                                    ------------------------      -----------------------

       Cash                                         $                 1,029        $                  42
       Working capital (deficit)                                     (3,223)                      (4,880)
       Property and equipment - net                                 103,902                      105,248
       Total assets                                                 118,331                      121,866

       Long-term debt                                               126,077                      129,527
       Stockholders' equity (deficit)                               (20,335)                     (23,701)
       Common shares outstanding                                     42,603                       42,007






                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(In thousands except per share data)                         Three Months Ended                  Nine Months Ended
                                                                September 30,                      September 30,
                                                     ------------------------------------ --------------------------------
                                                             2006            2005 (a)            2006          2005 (a)
                                                     ------------------- ---------------- ----------------- --------------
Revenues:
   Oil and gas production revenues ................   $          12,847   $       13,829    $       38,642   $     30,690
   Rig revenues ...................................                 363              330             1,168            909
   Other  .........................................                   6                5                15             14
                                                     ------------------- ---------------- ----------------- --------------
                                                                 13,216           14,164            39,825         31,613
Operating costs and expenses:
   Lease operating ................................               1,882            1,799             5,370          4,763
   Production taxes ...............................               1,047            1,208             3,097          3,044
   Depreciation, depletion, and amortization ......               3,631            2,107            10,767          5,622
   Rig operations .................................                 178              176               608            560
   General and administrative (including stock-
     based compensation of $207, $16, $578
     and $57) .....................................               1,052              969             3,474          3,054
                                                       ------------------- ---------------- ----------------- --------------
                                                                  7,790            6,259            23,316         17,043
                                                       ------------------- ---------------- ----------------- --------------
Operating income ..................................               5,426            7,905            16,509         14,570

Other (income) expense:
   Interest income ................................                  (1)             (11)               (2)           (12)
   Interest expense ...............................               4,440            3,700            12,526         10,241
   Amortization of deferred financing fees ........                 398              403             1,193          1,257
   Other ..........................................                   -               30                 -            274
                                                     ------------------- ---------------- -----------------   --------------
                                                                  4,837            4,122            13,717         11,760
                                                     ------------------- ---------------- -----------------   --------------
Earnings from continuing operations ...............                 589            3,783             2,792          2,810

Net income from discontinued operations (net of
   $6,060 income tax expense in 2005)..............                   -                -                 -         12,894
                                                     ------------------- ---------------- ----------------- --------------
Net earnings ...................................      $             589   $        3,783    $        2,792   $     15,704
                                                     =================== ================ ================= ==============

Basic earnings per common share:
   Net earnings from continuing operations......      $            0.01   $         0.09    $         0.07   $       0.07
    Discontinued operations ....................                      -                -                 -           0.34
                                                     ------------------- ---------------- ----------------- --------------
Net earnings per common share - basic ..........      $            0.01   $         0.09    $         0.07   $       0.41
                                                     =================== ================ ================= ==============

Diluted earnings per common share:
   Net earnings from continuing operations......      $            0.01   $         0.09    $         0.06   $       0.07
    Discontinued operations ....................                      -                -                 -           0.32
                                                     ------------------- ---------------- ----------------- --------------
Net earnings per common share  - diluted .......      $            0.01   $         0.09    $         0.06   $       0.39
                                                     =================== ================ ================= ==============

Weighted average shares outstanding:
   Basic .......................................                 42,584           40,962            42,550         38,478
    Diluted ....................................                 43,911           42,833            44,045         40,141


(a) Reflects retrospective adoption of SFAS 123R.





                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income (loss) is utilized as the starting point for these reconciliations.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

                                                  Three Months Ended                    Nine Months Ended
(In thousands)                                       September 30,                        September 30,
                                           ----------------------------------    --------------------------------
                                                2006               2005              2006              2005
                                           ----------------    --------------    -------------   ----------------

Operating income                           $         5,426     $       7,905     $     16,509     $       14,570
Depletion, depreciation and amortization
                                                     3,631             2,107           10,767              5,622
Stock-based compensation                               207                16              578                 57
Cash portion of other expense                            -               (30)               -                (39)
Cash interest                                       (4,413)           (3,662)         (12,448)           (10,157)
-----------------------------------------------------------------------------------------------------------------
Cash Flow                                  $         4,851     $       6,336     $     15,406     $       10,053
-----------------------------------------------------------------------------------------------------------------


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).

(In thousands)                                    Three Months Ended                    Nine Months Ended
                                                     September 30,                        September 30,
                                           ----------------------------------    --------------------------------
                                                 2006               2005             2006              2005
                                           -----------------    -------------    -------------    ---------------

Operating income                           $          5,426     $      7,905      $    16,509     $       14,570
Depletion, depreciation and amortization              3,631            2,107           10,767              5,622
Stock-based compensation                                207               16              578                 57
-----------------------------------------------------------------------------------------------------------------
EBITDA                                     $          9,264     $     10,028      $    27,854     $       20,249
-----------------------------------------------------------------------------------------------------------------


Note: The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.